UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

BRITESMILE, INC.
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Notes:

Reg. § 240.14a-101.

SEC 1913 (3-99)

BRITESMILE, INC.
490 North Wiget Lane
Walnut Creek, California 94598
(925) 941-6260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 23, 2002

To the Shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders of BriteSmile, Inc. (the “Company”) will be held at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, California, 94549, on August 23, 2002, at 2:00 o’clock p.m., local time, and at any postponement or adjournment thereof, for the following purposes, which are discussed in the following pages and which are made part of this Notice:

1.  To elect ten directors, each to serve until the next annual meeting of shareholders and until his successor is elected and shall qualify;

2.  To approve the Board of Directors’ selection of Deloitte & Touche, LLP as the Company’s independent auditors;

3.  To ratify and approve an amendment to the Company’s Revised 1997 Stock Option and Incentive Plan pursuant to which the total number of shares of common stock issuable under the Plan has been increased from 7,000,000 to 7,500,000; and

4.  To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on July 9, 2002 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose related to the meeting during ordinary business hours at the offices of the Company at 490 North Wiget Lane, Walnut Creek, California 94598, during the ten days prior to the meeting.

You are requested to date, sign and return the enclosed Proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying Proxy Statement and Proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope, whether or not you expect to attend the meeting. The giving of your proxy as requested will not affect your right to vote in person if you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

By Order of the Board of Directors,

Peter P. Hausback, CFO and Secretary

Walnut Creek, California
July 15, 2002

BRITESMILE, INC.
490 North Wiget Lane
Walnut Creek, California 94598
(925) 941-6260

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The enclosed Proxy is solicited by the Board of Directors of BriteSmile, Inc. (the “Company”) for use in voting at the Annual Meeting of Shareholders to be held at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, California 94549, on August 23, 2002, at 2:00 o’clock p.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR ratification of the appointment of auditors, and FOR ratification of the amendment to the Company’s stock option plan to increase the total number of shares issuable thereunder from 7,000,000 to 7,500,000. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company’s Secretary prior to the Annual Meeting, or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company’s common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. Action on a matter, other than the election of directors, is approved if the votes properly cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

The close of business on July 9, 2002 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 36,426,961 shares of the Company’s common stock outstanding of record and entitled to vote. For a description of the principal holders of such stock, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about July 15, 2002.

PROPOSAL 1—ELECTION OF DIRECTORS

As amended on July 23, 1999, the Company’s Bylaws provide that the number of directors shall range from three to ten, as determined from time to time by the shareholders or the Board of Directors. Presently the Company’s Board of Directors consists of ten members, all of whom are nominees for election at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR.

Anthony M. Pilaro

Mr. Pilaro has been a director of the Company since August 1997. Presently, he serves as Chairman of CAP Advisers Limited which maintains offices in Dublin, Ireland. He is also founder and Chairman of Excimer Vision Leasing L.P., a partnership primarily engaged in the business of leasing Excimer laser systems. Mr. Pilaro has been involved in private international investment banking. He was a Founding Director and former Chief Executive Officer of Duty Free Shoppers Group Limited (“DFS”), the world’s leading specialty retailer catering to international travelers, and a founder of the predecessor of VISX, Inc. A graduate of the University of Virginia, and the University of Virginia Law School, Mr. Pilaro practiced law in New York City through 1964.

John L. Reed

Prior to joining the Company in June 1999 as its Chief Executive Officer, Mr. Reed was Chairman of the Pacific Retailing Division of DFS, where he was responsible for the operations of multiple retail stores, including the largest single, self-standing retail operation in the world. During his 21-year career at DFS, prior to being named Chairman of the Pacific Retail Division in 1997, Mr. Reed was President of DFS Hawaii. From 1982 to 1988, Mr. Reed was President of the DFS U.S. Mainland Operation. Mr. Reed has also served as Vice President of Merchandising for both Federated Department Stores and John Wanamaker.

Gerald Poch

Mr. Poch has served as a director of the Company since May 2000. He is a Managing Director and co-head of the venture funds and the private equity funds managed by Pequot Capital Management, Inc. Previously, Mr. Poch was the chairman, president, and CEO of GE Capital Information Technology Solutions, a technology solutions provider. Prior to that, Mr. Poch was a founder, co-chairman and co-president of AmeriData Technologies, Inc., a value-added reseller and systems integrator of hardware and software systems, and its predecessor companies until its acquisition by GE Capital in 1996. Mr. Poch received his

B.S. from the University of Connecticut Honors College and graduated cum laude with a J.D. from Boston University Law School.

Dr. Gasper Lazzara, Jr.

Dr. Gasper Lazzara, Jr. has served as a director of the Company since 2000. He served as Chairman of the Board and a director of the Orthodontic Centers of America, Inc. (“OCA”) from its inception in July 1994 through July 2000. He also served as Co-Chief Executive Officer of OCA from September 1998 to July 2000, and he served as Chief Executive Officer of OCA from July 1994 to September 1998. From 1989 to 1994, Dr. Lazzara served as President or Managing Partner of certain predecessor entities of OCA. He is a licensed orthodontist and, prior to founding OCA, maintained a private orthodontic practice for over 25 years. He is a member of the American Association of Orthodontists and is a Diplomat of the American Board of Orthodontists.

R. Eric Montgomery

Mr. Montgomery has been a director of the Company since May 1998. He is a consultant, researcher, and entrepreneur in the oral care and cosmetic products industries, and has been granted over 65 US and foreign patents since 1981. Previously, from November 1997 until May 1998, he served as an independent consultant to the Company through Applied Dental Sciences, Inc. Mr. Montgomery is also the Founding Manager and President of OraCeutical LLC, an organization which develops products and technologies for dentistry and consumer oral care. Oraceutical is currently engaged by the Company to provide technology development services. Mr. Montgomery’s companies have provided consulting services to and developed products for oral care and pharmaceutical companies. Mr. Montgomery is also President of IDEX Dental Sciences, Inc., an intellectual property holding firm established in March 1996.

Bradford Peters

Mr. Peters has been a director of the Company since December 1999. He is the President of Blackfin Capital, a privately held investment company based in New York. Prior to founding Blackfin Capital, from July 1993 to June 1998, Mr. Peters was with Morgan Stanley Private Wealth Management Group. Mr. Peters holds an MBA degree from Duke University.

Harry Thompson

Mr. Thompson has served as a director of the Company since December 1999. He is currently the President of The Strategy Group and Managing Director of Swiss Army Brands, Inc., where he has worked since 1989. Prior to founding The Strategy Group, Mr. Thompson served in senior management of several core units of the Interpublic Group of Companies, one of the world’s leading advertising groups. Mr. Thompson also has served as either manager or chairman of several telecommunication companies of The Galesi Group. Mr. Thompson holds an MBA degree from Harvard Business School.

Peter Schechter

Mr. Schechter was appointed a director of the Company in July 1999. Mr. Schechter is a founder of Chlopak, Leonard, Schechter and Associates, an international communications consulting firm. Previously, Mr. Schechter was Managing Director in charge of international business at the Sawyer/Miller Group, specializing in the management of international financial issues, political campaigns and country image programs. A graduate of the School of Advanced International Studies at Johns Hopkins University, Mr. Schechter has lived in Europe and Latin America and has extensive experience in the area of governmental relations. He is fluent in six languages.

Dennis F. Hightower

Mr. Hightower was named a director of the Company in March 2001. Most recently, Mr. Hightower served as Chief Executive Officer of Europe Online Networks, SA, from May 2000 to May 2001. Prior to that, he was a Professor of Management at the Harvard Business School from July 1996 to May 2000. Previously, he was one of the highest-ranking executives at Walt Disney, having served as President of Walt Disney Television and Telecommunications, and President, Disney Consumer Products for Europe, Middle East and Africa. His career includes positions with Xerox, McKinsey & Co., General Electric, Mattel and Russell Reynolds. In addition, he is a member of the Board of Directors of The Gillette Company, Northwest Airlines, Pan Am Sat Corporation, Phillips Van-Huessen and the TJX Companies. Mr. Hightower received his MBA from the Harvard Business School.

Bruce Fleming

Mr. Fleming was named President and a director of the Company in June 2002. Prior to joining the Company, Mr. Fleming served as Senior Vice President Global Head of OTC for Novartis Consumer Healthcare, Inc. From 1981 through January 2001, Mr. Fleming worked with Johnson & Johnson in several capacities, including Worldwide Vice President over Consumer Oral and Wound Care Franchises for Johnson & Johnson Consumer Products Companies (November 1995 to October 1998), Worldwide Vice President—Wound Care for Johnson & Johnson Consumer Products Companies (October 1998 through April 1999), and Worldwide Vice President over Consumer Sector Business Development for Johnson & Johnson Consumer Companies, Inc. (April 1999 to January 2001). Mr. Fleming received a Master’s Degree in Public and Private Management from the Yale School of Organization and Management in 1985, and an AB Degree from Harvard College in 1979.

There is no family relationship between any executive officer or director of the Company and any other executive officer or director.

DIRECTOR COMPENSATION

Outside directors of the Company (non-employees) receive options to purchase 20,000 shares of common stock per year for each year during which they serve as a director. The exercise price of such options is 100% of the fair market price on the date of grant. Actual expenses incurred by outside directors are reimbursed.

MEETINGS OF THE BOARD OF DIRECTORS

The Company’s Board of Directors took action at four duly noticed meetings of the Board during the fiscal year ended December 29, 2001. Each nominee for director then serving as a director attended all of the Company’s meetings of the Board of Directors except Messrs. Montgomery and Hightower, who were not available for the Board meeting held on June 20, 2001; Messrs. Montgomery and Peters, who were not available for the Board meeting held on September 12, 2001; and Messrs. Montgomery and Schechter, who were not available for the Board meeting held on December 12, 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Executive Committee, an Audit Committee, and a Compensation Committee. Subject to certain restrictions, the Executive Committee possesses and exercises the powers of the Board of Directors during the intervals between regular meetings of the Board. The members of the Executive Committee are Anthony Pilaro, John Reed, Gerald Poch, Bradford Peters, Harry Thompson, and Bruce Fleming.

Members of the Audit Committee are Gerald Poch, Bradford Peters, and Harry Thompson. Members of the Compensation Committee are Gerald Poch, Bradford Peters, Harry Thompson and John Reed. The Audit Committee held three meetings during the fiscal year ended December 2001. Among other things, the Compensation Committee is responsible for and reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation and benefit plans for management of the Company and administers the Company’s 1997 Stock Option and Incentive Plan.

REPORT OF AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

BriteSmile’s Audit Committee (referred to as “we” and “us”) is composed of Gerald Poch, Bradford Peters, and Harry Thompson, all independent directors of the Company. The Committee operates under a written charter. The Committee assists the directors in fulfilling their responsibility to our shareholders, potential shareholders and the investment community relating to accounting and financial reporting practices.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. We discuss these matters with the Company’s independent auditors and with appropriate Company financial personnel.

As needed, we meet privately with both the independent auditors and the appropriate Company financial personnel, each of whom has unrestricted access to the members of the Committee. We also recommend to the board of directors the appointment of the independent auditors and review periodically their performance and independence from management.

The directors who serve on the committee are all “independent” for purposes of Rule 4200(a)(15) of The National Association of Securities Dealers’ listing standards and National Market Marketplace Rules. That is, the board of directors has determined that none of them has a relationship to the Company that might interfere with their independence from the Company and its management.

The Committee has adopted a written charter setting out the functions of the Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with auditing standards generally accepted in the United States of America, and discuss with us any issues they believe should be raised with the Committee.

This year, we reviewed the Company’s audited financial statements and met with both management and Ernst & Young LLP, the Company’s independent auditors for the 52 weeks ended December 29, 2001, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with auditing standards generally accepted in the United States of

America.

We have received from and discussed with Ernst & Young the written disclosure as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We also discussed with Ernst & Young any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, we recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 52 weeks ended December 29, 2001.

Management has advised us that the aggregate fees billed by E&Y for its audit of the Company’s annual financial statements for the 52 weeks ended December 29, 2001, for review of financial statements included in quarterly reports during that period, and for other services as listed below, were as follows:

Audit fees	$375,075
Financial information systems design and Implementation fees	$0
Tax work	$387,000
Financial Consulting	$0

$762,075

We have considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Ernst & Young’s independence.

Members of the Audit Committee

Gerald Poch
Bradford Peters
Harry Thompson

On June 20, 2002, upon the recommendation of the Audit Committee and with the approval of the Board of Directors, the Company dismissed Ernst & Young LLP as the Company’s independent auditors. The Audit Committee then recommended and the Board approved, subject to stockholder ratification, the selection of Deloitte & Touche LLP as independent auditors for the 52 weeks ending December 28, 2002.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES/CONSULTANTS

The following individuals serve as executive officers or significant employees or consultants of the Company:

NAME	AGE	CURRENT POSITION(S)1
John Reed	61	Chief Executive Officer and Director
Bruce Fleming	45	President
Paul Dawson	47	Chief Executive Officer of BriteSmile International Limited, a subsidiary of the Company

Derek Correia	33	Executive Vice-President, Marketing
Peter P. Hausback	43	Executive Vice-President, Chief Financial Officer and Secretary
Stephen Miller	55	Executive Vice-President, Manufacturing and Distribution
Anthony M. Pilaro	66	Chairman of the Board
John W. Warner	57	Research and Development Director
Salim A. Nathoo, DDS	46	Consultant
R. Eric Montgomery	47	Director; President of OraCeutical LLC, consultant to the Company

1.	All officers serve at the pleasure of the Board of Directors. There are no family relationships between any of the officers and directors.

Biographical information regarding John Reed, Anthony Pilaro, Bruce Fleming, and Eric Montgomery, each of whom currently also serves as a director of the Company, is included in this Proxy Statement under “Proposal 1–Election of Directors.” Biographical information regarding the other executive officers and significant consultants of the Company follows:

Peter P. Hausback

In April 2001, the Company named Peter P. Hausback as Executive Vice President, Chief Financial Officer and Secretary. Previously, Mr. Hausback served as the CFO, VP-Finance and Secretary for Il Fornaio, a multi-state restaurant and commercial bakery company. While at Il Fornaio, Mr. Hausback was responsible for planning, directing and managing human resources, MIS and all financial functions, including budget and analysis, SEC reporting, accounting, cost, treasury, cash, credit and tax functions. Mr. Hausback also previously served as a manager at Price Waterhouse LLP in San Francisco, and as a senior auditor with Security Pacific Corporation in Los Angeles.

Paul Dawson

Mr. Dawson, prior to joining the Company’s subsidiary, BriteSmile International, as its Chief Executive Officer, was Chief Executive Officer of Camus International, a global marketer of luxury goods. During his nine-year tenure with Camus, he spearheaded an aggressive worldwide market expansion program of that company’s premium cognac products. Prior to Camus, Mr. Dawson held the position of Engagement Manager at McKinsey & Company, an international consulting firm. While at McKinsey, he advised a broad range of multinational consumer companies on international expansion strategies. Mr. Dawson has lived and worked in the United States, Europe, Asia and the Middle East. He holds masters degrees from Cambridge University and UC Berkeley, and an MBA from Stanford University.

Stephen Miller

In October 2000, Stephen Miller was appointed Executive Vice President, Manufacturing and Distribution. Prior to joining BriteSmile in May 1999 as its Executive Vice President, Real Estate and Construction, Mr. Miller was for 11 years Vice President of Facility Development for DFS. While at DFS, Mr. Miller was responsible for the development of the flagship retail gallerias, high-end boutiques, duty free stores and entertainment complexes in the U.S., Oceania and the Pacific. Prior to DFS, Mr. Miller was Senior Vice President of Commercial and Industrial Development for Castle and Cooke, Inc. where for 17 years he was responsible for commercial, industrial and retail development for Hawaii’s second largest private landowner.

Derek Correia

Mr. Correia initially joined BriteSmile in August 2000. In December 2001, he was appointed Executive Vice President, Marketing. Mr. Correia brings to the Company 10 years of experience in consumer marketing and brand management working for Fortune 500 companies with dynamic consumer brands. Prior to joining BriteSmile, Mr. Correia served as Senior Vice President of Marketing for Renaissance Cruises; Vice-President, Product and Brand Marketing for Burger King Corporation; and Director, Innovation and Brand Marketing for Pizza Hut, Inc.

Dr. John W. Warner

Dr. Warner accepted the position of Research and Development Director for the Company in May 1998. Dr. Warner is an experienced research and technology consultant and entrepreneur who was one of the leading contributors to the development of ophthalmic applications of laser technology. Dr. Warner leads the Company’s assessment of existing products and light-activated teeth whitening development efforts. Dr. Warner has served as a consultant to Northwestern University in the areas of technology development and commercialization. From March 1986 to December 1990 he was the founder and CEO of Taunton Technologies, Inc., a predecessor of VISX, Inc., engaged in the business of developing and manufacturing Excimer laser systems to perform ophthalmic surgery.

Salim A. Nathoo, D.D.S.

Dr. Nathoo was formerly employed by Colgate-Palmolive Co. as a Senior Researcher from 1990 to 1998 and was a key member in the successful worldwide launch of the Colgate Whitening program during his tenure there. Dr. Nathoo has lectured globally on both the clinical and scientific aspects of teeth whitening, and he is recognized as one of the leading authorities on the subject. Dr. Nathoo is one of the founders of Oral Health Clinical Services, LLC. Dr. Nathoo holds both a PhD and DDS from New York University, and has published over 40 papers in major scientific journals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 9, 2002, regarding beneficial stock ownership of (i) all persons known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director or director nominee, and any other executive officer of the Company whose compensation is required to be reported in this Proxy Statement, and (iii) all officers and directors of the Company as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name and Address	Number of Shares Beneficially Owned(1)		Percent of Outstanding Shares(2)
Executive Officers and Directors
Paul Dawson 36 Fitzwilliam Place Dublin 2, Ireland	467,397	(3)	1.3%

Peter P. Hausback 490 North Wiget Lane Walnut Creek, California 94598	100,000	(4)	*

Dr. Gasper Lazzara, Jr. 5000 Sawgrass Village Circle, Suite 28 Ponte Verda Beach, Florida 32082	569,096	(5)	1.6%

R. Eric Montgomery 29 Fairview Road P. O. Box 487 Monterey, Massachusetts 01245	529,149	(6)	1.4%

Bradford Peters Blackfin Capital, LLC 622 Third Avenue, 38th Floor New York, New York 10017	2,148,557	(7)	5.8%

Anthony M. Pilaro 36 Fitzwilliam Place Dublin 2, Ireland	15,866,523	(8)	42.7%

Gerald Poch Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, Connecticut 06880	4,855,768	(9)	13.2%

John L. Reed 490 North Wiget Lane Walnut Creek, California 94598	1,556,367	(10)	4.2%

Peter Schechter Chlopak, Leonard, Schechter & Assoc. 3021 O Street, N.W. Washington, D.C. 20007	70,712	(11)	*

Harry Thompson 169 E. 78th Street New York, New York 10021	151,918	(12)	*

Dennis F. Hightower 2600 Rock Creek Drive, N.W. Washington, DC 20008-2704	120,000	(13)	*

Derek Correia 490 North Wiget Lane Walnut Creek, California 94598	62,000	(14)	*

Stephen Miller 490 North Wiget Lane Walnut Creek, California 94598	193,700	(15)	*

Bruce Fleming 490 North Wiget Lane Walnut Creek, California 94598	200,000	(16)	*

All Officers and Directors as a Group (14 persons)	26,821,187	(17)	66.8%
5% Benefical Owners

LCO Investments Limited 7 New Street St. Peter Port Guernsey, Channel Islands	15,866,523	(8)	42.7%

Pequot Capital Funds c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880	4,855,768	(9)	13.2%

Andrew J. McKelvey c/o Blackfin Capital, LLC 622 Third Avenue, 38th Floor New York, New York 10017	2,148,557	(18)	5.8%

*	Constitutes less than 1%.
(1)	Includes any options or warrants to purchase shares which are presently exercisable or exercisable within 60 days.
(2)
All percentages are calculated based upon a total number of shares outstanding which includes 36,426,691 shares of the Company issued and outstanding as of July 9, 2002, plus that number of options or warrants presently exercisable or exercisable within 60 days by the named security holder.

(3)	Consists of 227,397 shares owned beneficially, options to purchase 220,000 shares at $6.00 per share, and options to purchase 20,000 shares at $5.875 per share.
(4)	Consists of options to purchase 70,000 shares at $3.50 per share.
(5)
Consists of 392,395 shares held indirectly through OCAI Two Limited Partnership, warrants to purchase 121,359 shares at $5.00 per share, options to purchase 20,000 shares at $9.25 per share, and options to purchase 35,342 shares at $5.00 per share.

(6)
Consists of 235,957 shares owned beneficially, options to purchase 20,000 shares at $1.75 per share, options to purchase 33,192 shares at $4.44 per share, options to purchase 200,000 shares at $3.75 per share, options to purchase 20,000 shares at $2.50 per share, and options to purchase 20,000 shares at $5.00 per share.

(7)
Consists of 1,704,584 shares held of record by Andrew J. McKelvey in which Mr. Peters has an economic interest in any appreciation, and in which he shares control over their disposition, warrants held by Mr. McKelvey or Brad Peters to purchase 382,055 shares at $5.00 per share, options held by Mr. Peters to purchase 20,000 shares at 9.375 per share, options to purchase 21,918 shares at $2.50 per share, and options to purchase 20,000 shares at $5.00 per share.

(8)
Consists of 8,339,026 shares owned of record and beneficially by LCO, 1,498,900 shares held indirectly through Pde P Tech Limited, a subsidiary of LCO, 27,000 shares held by AMP Trust, of which Mr. Pilaro is a beneficiary, 3,000,000 shares held by LCP II Trust, of which Mr. Pilaro’s wife is a beneficiary, 1,000,000 shares held by ACP II Trust, of which one of Mr. Pilaro’s adult sons not living in Mr. Pilaro’s household is a beneficiary, 1,000,000 shares held by CAP II Trust, of which one of Mr. Pilaro’s adult sons not living in Mr. Pilaro’s household is a beneficiary, 292,800 shares held by various trusts of which CAP is a co-trustee, 658,797 warrants to purchase shares at $5.00 per share held by LCO, and 20,000 warrants to purchase shares held by PdeP, also exercisable at $5.00 per share. LCO is a wholly owned subsidiary of the ERSE Trust. CAP is a co-trustee of the ERSE Trust. Mr. Pilaro, a director of the Company, is Chairman of CAP. Mr. Pilaro disclaims beneficial ownership of the shares held by LCO, PdeP Tech Limited, AMP Trust, LCP II Trust, ACP II Trust, CAP II Trust, and the trusts indicated above of which CAP is co-trustee.

(9)
Consists of 2,211,660 shares held of record by Pequot Private Equity Fund II, L.P., 1,105,829 shares held of record by Pequot Partners Fund, L.P., 1,105,829 shares held of record by Pequot International Fund, Inc., warrants held by Pequot Private Equity Fund II, L.P. to purchase 178,554 shares at $5.00 per share, warrants held by Pequot Partners Fund, L.P. to purchase 89,277 shares at $5.00 per share, warrants held by Pequot International Fund, Inc. to purchase 89,277 shares at $5.00 per share, options held by Mr. Poch to purchase 20,000 shares at $11.25 per share, and options to purchase 35,342 shares at $5.00 per share. Mr. Poch is a Managing Director of Pequot Capital Management, Inc., which holds voting and dispositive power for all share held of record by the Pequot Funds. Mr. Poch disclaims beneficial ownership of the shares held by the Pequot Funds, except to the extent of his pecuniary interest therein.

(10)
Consists of 805,461 shares owned beneficially, warrants to purchase 100,906 shares at $5.00 per share, options to purchase 550,000 shares at $2.50 per share, and options to purchase 100,000 shares at $9.25 per share.

(11)
Consists of 2,000 shares owned beneficially in a Revocable Living Trust, options to purchase 20,000 shares at $11.25 per share, options to purchase 28,712 shares at $2.50 per share, and options to purchase 20,000 shares at $5.00 per share.

(12)
Consists of options to purchase from LCO 100,000 shares at $1.50 per share, options to purchase 20,000 shares at $9.375 per share, options to purchase 21,918 shares at $2.50 per share, and options to purchase 20,000 shares at $5.00 per share.

(13)	Consists of 100,000 shares owned beneficially and options to purchase 20,000 shares at $5.00 per share.
(14)	Consists of 2,000 shares owned beneficially and options to purchase 60,000 shares at $8.23 per share.
(15)
Consists of 8,700 shares owned beneficially, options to purchase 130,00 shares at $2.75 per share, options to purchase 25,000 shares at $5.875 per share, and options to purchase 30,000 shares at $4.44 per share.

(16)	Options to purchase 200,000 shares at $3.91 per share.
(17)	Includes exercisable options and warrants to purchase 3,741,649 shares.

(18)
Consists of 1,704,584 shares held of record by Andrew J. McKelvey, and warrants held by Mr. McKelvey to purchase 382,055 shares at $5.00 per share, options held by Mr. Peters to purchase 20,000 shares at 9.375 per share, options to purchase 21,918 shares at $2.50 per share, and options to purchase 20,000 shares at $5.00 per share.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of such forms furnished to it during the fiscal year ended December 29, 2001, and representations made by certain persons subject to this obligation that such filings were not required to be made, the Company believes that all reports required to be filed by these individuals and persons under Section 16(a) were filed in a timely manner, except as follows: Form 4 report of Mr. Hausback filed June 13, 2001, to report a transaction dated January 4, 2001; Form 4 report of Mr. Hightower dated May 17, 2001, to report a transaction dated March 6, 2001; Form 4 report of LCO Investments Limited filed May 24, 2001, to report a transaction dated January 4, 2001; Form 4 report of Ms. Oubre filed June 25, 2001, to report a transaction dated January 2, 2001; Form 4 report of Ms. Oubre filed September 7, 2001, to report a transaction dated July 26, 2001; Form 4 report of Mr. Reed filed June 25, 2001, to report a transaction dated January 2, 2001; and Form 4 report of Mr. Schechter filed October 15, 2001, to report a transaction dated July 25, 2001.

Except as disclosed, the Company is not aware of any transactions in its outstanding securities by or on behalf of any director, executive officer or 10 percent holder, which would require the filing of any report pursuant to Section 16(a) during the fiscal year ended December 29, 2001, that has not been filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation paid by the Company for services rendered during the fiscal year ended April 1, 2000 (“Fiscal 2000”), the nine-month transition period ended December 30, 2000 (the “Transition Period”), and the fiscal year ended December 29, 2001 (“Fiscal 2001”), to John Reed, the Company’s Chief Executive Officer, and to the Company’s four most highly compensated executive officers during Fiscal 2001.

Summary Compensation Table

			Long Term Compensation
		Annual Compensation	Awards
Name and Principal Position	Period	Salary($)	Securities Underlying Options
John Reed, CEO	Fiscal 2001 Transition Period Fiscal 2000	$250,481 187,500 201,923	0 0 250,000	(1)

Paul Dawson	Fiscal 2001	$210,000	0

CEO, BriteSmile	Transition Period	$150,000	0

International, Ltd.	Fiscal 2000	167,723	320,000	(2)

Peter Hausback Chief Financial Officer(3)	Fiscal 2001	$141,433		150,000	(4)

Linda S. Oubre Former President Center Division(11)	Fiscal 2001 Transition Period Fiscal 2000	$215,877 148,958 176,058		30,000 0 25,000	(5) (6)

Michael P. Whan President, Worldwide Marketing(7)	Fiscal 2001 Transition Period Fiscal 2000	$366,169 $428,987	(9)	50,000 200,000 0	(8) (10)

(1)	Options vest 50,000 each year over 5 years beginning on March 24, 2001.
(2)
Mr. Dawson was granted options to purchase 20,000 shares on November 1, 1999, which options vested on November 20, 2000, and options to purchase 300,000 shares on April 19, 1999, of which 100,000 options vested immediately and the remainder vest 40,000 per year beginning on April 19, 2000.

(3)	Peter Hausback replaced Paul Boyer as the Company’s Chief Financial Officer in April 2001.
(4)
Mr. Hausback was granted options to purchase 150,000 shares on January 4, 2001, of which 50,000 vested in April 2001 and 20,000 vested in December 2001, and 80,000 of which vest over 5 years on December 1 of each year.

(5)	Ms. Oubre was granted options to purchase 30,000 shares on March 20, 2001, which vested March 20, 2002.
(6)	Options vested on November 1, 2000.
(7)	Mr. Whan resigned as President, Worldwide Marketing in January 2002.
(8)	Mr. Whan was granted options to purchase 50,000 shares on March 20, 2001, which vested March 20, 2002, but which expired April 4, 2002.
(9)	Mr. Whan received $200,000 for relocation expenses during the transition period.
(10)	100,000 of the options granted vested immediately and the remainder vest 20,000 per year beginning on April 23, 2001. However, all of Mr. Whan’s options expired April 4, 2002.
(11)	Ms. Oubre retired as President, Center Division and resigned as a member of the Board of Directors in June, 2002. Bruce Fleming replaced Ms. Oubre as President effective June 17, 2002.

The following table lists individual grants of stock options made during the Company’s last completed fiscal year as compensation for services rendered as an officer of the Company:

OPTION GRANTS IN FISCAL YEAR 2001

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in FY 2001	Exercise or Base Price ($/Share)	Expiration Date	5%	10%
John L. Reed	0	N/A	N/A	N/A	N/A	N/A
Paul Dawson	0	N/A	N/A	N/A	N/A	N/A
Linda S. Oubre(1)	30,000	2.2%	4.44	3-20-11	$83,679	$212,287
Michael P. Whan(2)	50,000	3.7%	4.44	4-04-02	$11,100	$22,200
Peter Hausback	150,000	11.1%	3.50	1-04-11	$110,057	$278,905

(1)	Linda S. Oubre retired as President, Center Division, and resigned as a member of the Board of Directors in June, 2002. Bruce Fleming replaced Ms. Oubre as President effective June 17, 2002.
(2)	Mr. Whan resigned as President, Worldwide Marketing in January 2002.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR
AND DECEMBER 30, 2001 OPTION VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 29, 2001(1) Exercisable /Unexercisable	Value of Unexercised In the Money Options at December 29, 2001(1) Exercisable/Unexercisable
John L. Reed	0	0	600,000/400,000	$1,410,000/$940,000
Paul Dawson	0	0	200,000/120,000	0/0
Linda S. Oubre(2)	18,000	145,920	147,000/90,0000	$378,200/$60,000
Michael P. Whan(3)	0	0	0/0	0/0
Peter Hausback(4)	0	0	70,000/80,000	$94,500/108,000

(1)	Potential unrealized value is calculated as the fair market value at December 29, 2001 ($4.85 per share), less the option exercise price, times the number of shares.
(2)	Ms. Oubre retired as President, Center Division, and resigned as a member of the Board of Directors in June 2002. Mr. Fleming replaced Ms. Oubre as President effective June 17, 2002.
(3)	Mr. Whan resigned as President, Worldwide Marketing in January 2002.
(4)	Peter Hausback replaced Paul Boyer as Company CFO on April 2, 2001.

EMPLOYMENT CONTRACTS AND
TERMINATION OF EMPLOYMENT ARRANGEMENTS

Certain of the Company’s executive officers whose compensation is required to be reported in the Summary Compensation Table are parties to written employment agreements with the Company as follows:

John Reed

Pursuant to a letter agreement between the Company and John Reed dated January 20, 1999, Mr. Reed agreed to serve as Chief Executive Officer of the Company. The agreement provides that the Company will pay Mr. Reed $250,000 a year for his services. Mr. Reed also received options to purchase 750,000 shares of the Company’s common stock at the closing price on the date of the agreement, of which 550,000 have vested as of April 22, 2002. Mr. Reed’s employment began full-time and on location on June 2, 1999. On March 24, 2000, Mr. Reed was granted options to purchase 250,000 shares of the Company’s common stock at the closing price on that date, of which 100,000 have vested as of April 22, 2002.

Paul Dawson

BriteSmile International, Ltd. entered into an employment agreement with Paul Dawson on April 19, 1999. Under the terms of the agreement, Mr. Dawson has served as Chief Executive Officer of BriteSmile International, a wholly-owned subsidiary of the Company. The Company pays Mr. Dawson $16,666 per month for his services. Mr. Dawson is eligible for a bonus based on the number of paid teeth whitening procedures performed in a designated international area. The bonus will be paid in cash and Common Stock of the Company. In addition, Mr. Dawson received options to purchase 300,000 shares of the Company’s common stock at the closing price on the date of the agreement. Options to purchase 100,000 shares vested on the date of the agreement. The remaining 200,000 options vest in equal installments over five years.

Bruce Fleming

The Company entered into an employment agreement with Bruce Fleming effective June 17, 2002. Under the terms of the agreement, Mr. Fleming agreed to serve as President of the Company. The agreement provides that the Company will pay Mr. Fleming $350,000 per year for his services. Mr. Fleming also received options to purchase 1,000,000 shares of the Company’s common stock at the closing price on the date of the agreement, 200,000 of which have vested as of July 12, 2002. The remaining 800,000 options vest over a period of four years. Under the agreement, Mr. Fleming is eligible to receive a bonus of up to $300,000 per year, based on achieving certain objectives. The term of the agreement is two years, with automatic one-year extensions thereafter unless either the Company or Mr. Fleming gives notice that such extension is declined. The agreement includes a non-competition agreement for one year following the termination of Mr. Fleming’s employment.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act or the 1934 Act that might incorporate future filings, including, but not limited to, the Company’s Report on Form 10–K for the 52 weeks ended December 29, 2001, in whole or in part, the following Executive Compensation Report and the Stock Performance Graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.

The Compensation Committee of the Board establishes and recommends executive compensation levels to the Board of Directors. The Committee currently consists of three non-employee directors (Gerald Poch, Bradford Peters and Harry Thompson) and John Reed, also a director and the Company’s CEO. This Compensation Report discusses the Company’s compensation policies and the basis for the compensation paid to its executive officers (including the Named Executive Officers), during the 52 weeks ended December 29, 2001.

The Committee is currently responsible for setting the Company’s policies regarding compensation and benefits, and administering the Company’s employee stock option and stock purchase plans. In particular, the Committee evaluates the performance of management and determines the compensation and benefits of executive officers.

Compensation Policy

The Committee’s policy with respect to executive compensation has been designed to:

•
Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company’s industry;

•	Reward executive officers for the achievement of key operating objectives and for the enhancement of the long–term value of the Company; and

•
Use equity-based incentives designed to motivate executives to focus on long-term strategic objectives, to align the interests of management and the stockholders, and to provide opportunities for management to share in the benefits that they achieve for the Company’s stockholders.

The components of compensation paid to executive officers consist of: (a) base salary, (b) incentive compensation in the form of stock options awarded by the Company under the Company’s Stock Option Plan and (c) certain other benefits.

Components of Compensation

The primary components of compensation paid to executive officers and senior management personnel, and the relationship of these components of compensation to the Company’s performance, are discussed below:

•
Base Salary.    The Committee periodically reviews and approves the base salary paid to executive officers and members of the Company’s senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company’s performance (to the extent such performance can fairly be attributed or related to each executive’s performance), as well as the nature of each executive’s responsibilities, capabilities and contributions. In addition, the Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Committee believes that base salaries for the Company’s executive officers have historically been reasonable, when considered together with other elements of compensation (such as stock options and the bonus plans) in relation to the Company’s size and performance and in comparison with the compensation paid by similarly sized companies or companies within the Company’s industry. John L. Reed has served as the Chief Executive Officer of the Company since June 1999. For the nine-month transition period ended December 2000, and through 2001, Mr. Reed declined any increase in his base salary (which has remained at $250,000 per year since he commenced his service as CEO), notwithstanding his contributions toward the Company’s long-term strategic objectives, particularly his performance in leading the Company’s expansion in the prior year. Additionally, for the six months from January 2002 through June 2002, Mr. Reed agreed to a voluntary salary reduction to $200,000 annually. In July 2002, Mr. Reed’s salary returned to $250,000 annually. With respect to salary adjustments for other Company executives, Ms. Linda Oubre received a 14% salary increase for 2000, reflecting primarily changes in position and responsibilities and her contributions to the Company in connection with the execution of the Company’s long-term strategic initiatives. Ms. Oubre’s salary did not change in 2001. For the six months from January 2002 through June 2002, Ms. Oubre agreed to reduce her salary by $25,000 annually. In June 2002, Ms. Oubre retired as President, Center Division, and resigned as a member of the Board of Directors.

•
Incentive Compensation.    As discussed above, a substantial portion of each executive officer’s compensation package is in the form of incentive compensation designed to reward the achievement of key operating objectives and long–term increases in shareholder value. The Committee believes that the stock options granted under the Stock Option Plan reward executive officers only to the extent that shareholders have benefited from increases in the value of the common stock. In establishing the size of an executives opportunity for incentive compensation, including bonus and stock options, the Committee takes into account, in addition to general comparative information, the individual performance of the executive and the financial performance and strategic achievements of the Company during the prior year, the executive’s level of responsibility and potential to influence or contribute to the Company’s operations and direction, and the quality of the executive’s long-term strategic decisions made during the year. The Committee generally does not base its considerations on any single performance factor, nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix. To the extent that qualitative factors are involved in the determination, the Committee must necessarily make a subjective assessment of performance.

•
Other Benefits.    The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company’s industry.

Conclusion

The Committee believes that its policies further the shareholders’ interests because a significant part of executive compensation is based upon the Company achieving its financial and other goals and objectives. At the same time, the Committee believes that its policies encourage responsible management of the Company in the short–term. The Committee regularly considers executive compensation issues so that its practices are as effective as possible in furthering shareholder interests.

The Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

Respectfully submitted,

Compensation Committee:

Gerald Poch
Bradford Peters
Harry Thompson
John Reed

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee currently consists of three non-employee directors (Gerald Poch, Bradford Peters and Harry Thompson) and John Reed, also a director and the Company’s CEO. During the Company’s nine-month transition period ended December 2000, the Company engaged in note purchase private financings with certain investors, including investors affiliated with Messrs. Poch and Peters. In March 2001 and again in March 2002, the Company also received certain working capital shortfall guarantees from existing shareholders and directors of the Company, including entities affiliated with Mr. Poch (2001), from Mr. Peters (2001 and 2002), and John Reed (2001 and 2002). See “Certain Relationships and Related Transactions-Guarantees of Working Capital Shortfall,” below.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly cumulative total returns from the Company’s common stock, the Total Return Index for the Nasdaq Stock Market, and an industry graph for public companies engaged in the Medical Appliances and Equipment line of business, as such industry information is monitored by Media General Financial Services, Richmond Virginia.

The graph assumes an investment on December 31, 1996 of $100 and reinvestment of all dividends, if any, into additional shares of the same class of equity, if applicable to the stock or index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LCO Properties Sublease

On December 1, 1999 the Company, as lessee, entered into an Agreement of Sublease with LCO Properties, Inc., a Delaware corporation, as lessor. LCO Properties, Inc. is affiliated with the Company’s principal shareholder, LCO Investments Limited (“LCO”). The Sublease covers approximately 4,821 square feet of space located in the building known as 16-18 West 57th Street in the Borough of Manhattan, New York City. The sublease term is for ten years and calls for initial lease payments of $402,000 per year, subject to increase in the event of increases in the rent payable under the parent lease for the property between LCO Properties, Inc., and its lessor.

Stock Grants by Principal Shareholder

In 2001, the Company recorded non-cash compensation expense of $621,000 related to the granting of 210,000 shares of Company common stock held by the Company’s principal shareholder, LCO, to two Company executives, an employee, and an outside consultant for services performed on behalf of the Company.

Harry Thompson Consulting Agreement

In August 1999, Harry Thompson, a director of the Company, agreed to provide marketing consulting services to the Company. In consideration for Mr. Thompson’s services to the Company, and pursuant to a letter agreement dated August 17, 1999, the Company’s principal shareholder, LCO, granted Mr. Thompson the right to purchase from LCO up to 100,000 shares of common stock of the Company at a price of $1.50 per share. The option to purchase from LCO expires on August 31, 2004.

Public Relations Services Agreement

On April 7, 1999, the Company entered into a Letter Agreement with Chlopak, Leonard, Schechter and Associates (“CLS”), a public relations firm in Washington, D.C. Pursuant to the agreement, as amended to date, CLS provides public relations advice and serves as communications counselors to the Company for consideration of $20,000 per month, plus expenses. Peter Schechter, a director of the Company, is one of three managing partners of CLS.

Oral Health Clinical Services Agreement

On March 24, 1999, the Company entered into a Consulting Agreement with Oral Health Clinical Services, LLC, Salim A. Nathoo, and R. Eric Montgomery. Mr. Montgomery is a director of the Company. Pursuant to the agreement, Oral Health, Nathoo and Montgomery agreed to provide services to obtain American Dental Association (ADA) Certification for the BriteSmile 2000 Tooth Whitening Procedure. In consideration for the services, the Company granted 75,000 stock options to Dr. Nathoo, which have vested. To date, certification has not been obtained, and the agreement has now terminated.

Oraceutical Agreement

On November 27, 2000, the Company entered into a Consulting Agreement with Oraceutical, LLC. R. Eric Montgomery, a director of the Company, is the founding Manager and President of Oraceutical. Pursuant to the agreement, Oraceutical provides technology development services to the Company for various light-activated teeth whitening products and procedures. In consideration for its services, the agreement provides that the Company will pay Oraceutical fees of $25,000 a month, plus options to purchase 200,000 shares of common stock, subject to vesting provisions, exercisable at $3.75 per share. In December 2001, the Company and Oraceutical amended the payment terms of the consulting agreement. Under the amendment, the Company agreed to make a prepayment of $300,000 as payment in full of its fee payment obligation for January through December 2002. The Company also agreed to allow Oraceutical to exercise options to purchase 100,000 shares of common stock at $1.75 per share, for a total exercise price of $175,000, and to allow Mr. Montgomery to exercise options to purchase 50,667 shares at prices ranging from $1.75 to $3.75 per share, for a total exercise price of $125,000. The Company’s fee prepayment was effected by the Company’s offsetting the amount of the prepayment against the aggregate option exercise prices from Oraceutical and Montgomery.

EVL Lease Agreement

On December 29, 2000, as amended in February 2001, the Company secured a lease line of credit of up to $15 million from Excimer Vision Leasing L.P. (“EVL”). EVL leases laser vision correction equipment to ophthalmologists. Anthony Pilaro, the Company’s Chairman, serves as Chairman of EVL. Effective June 30, 2001, CAP America Limited increased its ownership in EVL from 1.79% to 70% and CAP

America Trust decreased its ownership interest from 78.21% to 10%. On the same day, CAP America Limited was sold to LCO Investments Limited (“LCO”), the Company’s major shareholder. Mr. Pilaro is also Chairman of LCO. The remaining 20% ownership interest in EVL is held by persons not affiliated with the Company.

In addition to providing working capital to the Company, the lease line of credit enabled the Company to place up to 1,755 new BS3000PB teeth whitening devices in Associated Centers in the U.S. Pursuant to the lease line agreement, EVL purchased from the Company 1,245 BS3000 teeth-whitening devices currently used in various Associated Centers in the United States for $5 million. During Fiscal 2001, the Company utilized the remaining $10 million available on the lease line to purchase BS 3000PB devices for placement in Associated Centers. EVL leases all devices to the Company for a term of five years. The Company pays EVL a monthly rental for each device consisting of a fixed amount, plus a “variable rent” payment in the amount of $25 for each right to perform a procedure purchased by the Associated Center where the corresponding device is located. During Fiscal 2001 $2,680,000 in rent expense was recorded relative to this lease arrangement.

On March 8, 2002, the Company and EVL amended their lease agreement to provide that the variable rent portion of the monthly rental payments during 2002, in the amount of $25 for each BriteSmile procedure, will be deferred and paid to EVL in twelve equal monthly installments beginning January 9, 2003, with interest payable on the deferred amount at a rate equal to LIBOR as quoted by The Bank of Nova Scotia for the applicable adjustment dates for deposits in U.S. Dollars for one month maturities, plus 200 basis points.

CAP Advisers Line of Credit

In December 2001, as amended in March 2002, BriteSmile International entered into Credit and Security Agreements (the “Credit Agreements”) with CAP Advisers Limited (“CAP Advisers”). The Credit Agreements provide for secured loans to the Company of up to $1.5 million, and an unsecured line of credit of up to $1 million. Any principal advanced under the unsecured portion of the line of credit is payable on demand, and bears interest at a fluctuating rate equal to LIBOR plus 200 basis points, payable monthly. Advances under the unsecured $1 million line may be used for general business purposes, including use by the Company. Advances under the unsecured $1.5 million line may be used to purchase BS3000PB devices for non-U.S. deployment. Mr. Pilaro, the Company’s Chairman, is also Chairman of CAP Advisers. CAP Advisers is a co-trustee of the ERSE Trust. The ERSE Trust owns 100% of LCO, the Company’s major shareholder.

Additional Working Capital Guarantees

In March 2002 the Company received Commitment Letters from the Guarantors to severally purchase, on or before December 31, 2002, up to $4 million of additional shares of common stock of the Company (or to otherwise secure, collateralize, or make available such funds to the Company). The precise purchase amount committed by the Guarantors equals the difference between $4 million, and the “Excess Cash Receipts” to be realized by the Company in 2002. “Excess Cash Receipts,” for this purpose, is defined to mean cash received by the Company through sales of the Company’s debt or equity securities, additional borrowings, or cash receipts in excess of current projections. In consideration for the Guarantors’ commitment, the Company issued to the Guarantors five-year warrants to purchase an aggregate of 80,000 shares of common stock of the Company at an exercise price of $5.00 per share.

PROPOSAL 2—APPROVAL OF INDEPENDENT AUDITORS

The Board of Directors of the Company has selected the accounting firm of Deloitte & Touche, LLP (“Deloitte”) as the independent auditors for the Company for the 52 weeks ending December 28, 2002.

Selection of Deloitte & Touche as Independent Public Accountants

On June 20, 2002, the Company engaged Deloitte as our independent public accountants to review our interim financial statements beginning with our fiscal quarter for the 13 weeks ended June 29, 2002, and to audit our financial statements beginning with the 52 weeks ending December 28, 2002. We terminated our relationship with our former independent public accountants, Ernst & Young (“E&Y”), effective with the appointment of Deloitte. The dismissal of E&Y and the appointment of Deloitte were approved by the Company’s Audit Committee.

During the 52 weeks ended December 29, 2001; the transition period from April 2, 2000 to December 30, 2000; the 52 weeks ended April 1, 2000; and the interim period from to December 29, 2001 through June 20, 2002 (the date of dismissal of E&Y), there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that would have caused E&Y to make references in their reports to such disagreements.

E&Y’s reports on the financial statements of the Company for the 52 weeks ended December 29, 2001; for the transition period from April 2, 2000 to December 30, 2000; and for the 52 weeks ended April 1, 2000, contained no adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles, except as follows:

The report of E&Y for the 52 weeks ended December 29, 2001, as contained in the Company’s Annual Report on Form 10-K for that fiscal year (the “2001 Annual Report on Form 10-K”), noted that in year 2000 the Company changed its method of accounting for revenue recognition in accordance with guidance provided in SEC Staff Accounting Bulletin No. 101 (“SAB 101”), “Revenue Recognition in Financial Statements.”

As discussed in Note 3 to the Financial Statements included in the 2001 Annual Report on Form 10-K, the accompanying financial statements as of and for the 39 week transition period ended December 30, 2000 were restated to conform to the change in method of accounting for revenue recognition.

We provided E&Y with a copy of this disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether they agree with the above statements. A copy of such letter, dated July 2, 2002, was filed as Exhibit 16 to a Current Report on Form 8-K/A filed July 3, 2002.

At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Deloitte as the Company’s independent public accountants for the 2002 fiscal year. Representatives of E&Y are not expected to be present at the Annual Meeting. Representatives of Deloitte are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

Audit Fees

The aggregate fees billed by E&Y for its audit of the Company’s annual financial statements for the 52 weeks ended December 29, 2001, and for review of financial statements included in quarterly reports during that period, were $375,075.

Financial Information Systems Design and Implementation

In 2001, there were no fees billed by E&Y for financial information systems design and implementation.

All Other Fees

The aggregate fees billed by E&Y for all other non-audit services rendered during the 52 weeks ended December 29, 2001, were $387,000.

THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS.

PROPOSAL 3—AMENDMENT TO STOCK OPTION PLAN

In June 2002, the Company’s Board of Directors adopted an amendment to the Company’s Revised 1997 Stock Option and Incentive Plan (the “Plan”). Pursuant to the amendment, the aggregate number of shares of Common Stock of the Company available for issuance under the Plan was increased from 7,000,000 shares to 7,500,000 shares.

At the Annual Meeting, the Company’s shareholders will be asked to ratify and approve the amendment to the Plan, and the Board of Directors is soliciting the enclosed proxy as to that decision. A brief description of the material provisions of the Plan, as amended, and a table summarizing the benefits to be conferred under the Plan, follows.

The Plan permits the award of incentive stock options to key employees, and permits the award of non-qualified stock options, stock appreciation rights, cash and stock bonuses, and other incentive grants to key employees, directors, officers, agents and consultants who have important relationships with the Company or its subsidiaries. Presently there are over 60 employees who are eligible to participate in the Plan. The Plan was initially adopted by the Board of Directors effective as of January 31, 1997. It was amended by the Board of Directors on May 12, 1998, which amendments were ratified and adopted by the shareholders of the Company at the Company’s Annual Meeting of Shareholders held in August 1998. The Plan was further amended by the Board of Directors on January 22, 1999 to increase the number of shares issuable under the Plan to 4,000,000, which amendment was ratified and adopted by the shareholders of the Company at the Company’s Annual Meeting of Shareholders held in August 1999. The Board’s decision to increase the number of shares available under the Plan from 4,000,000 to 5,000,000 was ratified and adopted by the shareholders of the Company at the Company’s Annual Meeting of Shareholders held in September 2000. The Board’s decision to increase the number of shares available under the Plan from 5,000,000 to 7,000,000 was ratified and adopted by the shareholders of the Company at the Company’s Annual Meeting of Shareholders held in June 2001.

The only amendment to the Plan since the Plan was ratified and approved by the shareholders at last year’s annual meeting has been the increase by the Board of Directors, in June 2002, of the number of shares issuable under the Plan from 7,000,000 to 7,500,000. That most recent increase is now being submitted to shareholders of the Company for their approval.

The principal provisions of the Plan are summarized below.

Administration

The Plan is administered by the Board of Directors of the Company, or a Committee appointed by the Board consisting solely of two or more non-employee directors. To date, the full Board has not appointed a separate Plan Committee. As used herein, “Plan Committee” refers to the full Board of Directors. The Plan Committee will determine and designate the individuals and classes of individuals to whom awards under the Plan should be made and the amount, terms and conditions of the awards. The Plan Committee may adopt and amend rules relating to the administration of the Plan. Upon election of the director nominees identified in Proposal 1 herein, the Plan Committee will be comprised of all directors of the Company. The Plan is intended to comply with, and will be administered in accordance with, Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereto.

Eligibility

Awards under the Plan may be made to directors, officers, or key employees of the Company and its subsidiaries, and to nonemployee agents, consultants, advisors, and other persons whom the Plan Committee believes have made or will make an important contribution to the Company or any subsidiary thereof, subject to Section 422 of the Code, which limits the grant of “Incentive Stock Options” to executive officers and other senior managerial and professional employees.

Shares Available

Subject to adjustment as provided in the Plan, and as amended to date, a maximum of 7,500,000 shares of the Company’s common stock is reserved for issuance thereunder. If an option or stock appreciation right granted under the Plan expires or is terminated or canceled, the unissued shares subject to such option or stock appreciation right are again available under the Plan. In addition, if shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased are again available under the Plan. In the absence of an effective registration statement under the Securities Act of 1933, as amended (the “Act”), all shares granted under the Plan will be restricted as to subsequent resales or transfer, pursuant to Rule 144 under the Act.

Term

Unless earlier terminated by the Plan Committee, the Plan will continue in effect until the earlier of: (i) January 31, 2007, and (ii) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Plan Committee may suspend or terminate the Plan at any time except with respect to options, and shares subject to restrictions, then outstanding under the Plan.

Stock Option Grants

The Plan Committee may grant Incentive Stock Options (“ISOs”) and Non-Statutory Stock Options (“NSOs”) under the Plan. With respect to each option grant, the Plan Committee will determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised (including whether the option will be subject to any vesting requirements and whether there will be any conditions precedent to exercise of the option), and the other terms and conditions of the option. The Plan specifies, however, that 6 months must elapse from the date of grant of the options to the date of disposition by the option holder of the shares of common stock underlying the option. Options granted under the plan expire six months after the termination of the option holder’s employment for reasons other than permanent disability, retirement, death, or termination for cause.

ISOs are subject to special terms and conditions. The aggregate fair market value, on the date of the grant, of the common stock for which an ISO is exercisable for the first time by the optionee during any calendar year may not exceed $100,000. An ISO may not be granted to an employee who possesses more than 10% of the total voting power of the Company’s stock unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date it is granted, and the option is not exercisable for 5 years after the date of grant. No ISO may be exercisable after 10 years from the date of grant. The option price may not be less than 100% of the fair market value of the common stock covered by the option at the date of grant.

In connection with the grant of NSOs or ISOs, the Plan Committee may issue “Reload Options”, which allow employees to receive options to purchase that number of shares that shall equal (i) the number of shares of common stock used to exercise underlying NSOs or ISOs, and (ii) the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of the underlying NSOs or ISOs.

Unless provided otherwise by the Plan Committee in connection with a particular option grant, no vested option may be exercised unless at the time of such exercise the holder of such option is employed by or in the service of the Company or any subsidiary thereof, within three (3) years following termination of employment by reason of death, retirement, or disability, and within six (6) months following termination for any other reason, except for cause, in which case all unexercised options shall terminate forthwith. No shares may be issued pursuant to the exercise of an option until full payment therefor has been made. Upon the exercise of an option, the number of shares reserved for issuance under the Plan will be reduced by the number of shares issued upon exercise of the option.

Stock Appreciation Rights

Two types of Stock Appreciation Rights (“SARs”) may be granted under the Plan: “Alternate SARs” and “Limited Rights.” Alternate SARs are granted concurrently with or subsequent to stock options, and permit the option holder to be paid, in common stock, the excess of the fair market value of each share of common stock underlying the stock option at the date of exercise of the Alternate SARs over the fair market value of each share of common stock underlying the option at the grant date. The exercise of Alternate SARs shall be in lieu of the exercise of the stock option underlying the SARs, and upon such exercise a corresponding number of stock options shall be canceled. Alternate SARs are exercisable upon the same terms and conditions as are applicable to the options underlying them. Upon the exercise of an Alternate SAR, the number of shares reserved for issuance under the Plan will be reduced by the number of shares issued.

Limited Rights may be issued concurrently with or subsequent to the award of any stock option or Alternate SAR under the Plan. Limited Rights allow the holder thereof to be paid appreciation on the stock option or the amount of appreciation receivable upon exercise of an Alternate SAR in cash and in lieu of exercising such options or rights. Limited Rights are exercisable only to the same extent and subject to the same conditions and within the same time periods as the stock options or Alternate SARs underlying such Limited Rights; provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of 6 months following the date of grant. Limited Rights are exercisable in full for a period of seven months following a change in control of the Company. Upon the exercise of Limited Rights, the stock options or Alternate SARs underlying such Limited Rights shall terminate. Cash payments upon the exercise of Limited Rights will not reduce the number of shares of common stock reserved for issuance under the Plan. No SARs have been granted under the Plan.

Stock Bonus Awards

The Plan Committee may award shares of common stock as a stock bonus under the Plan. The Plan Committee may determine the recipients of the awards, the number of shares to be awarded, and the time of the award. Stock received as a stock bonus is subject to the terms, conditions, and restrictions determined by the Plan Committee at the time the stock is awarded. No stock bonus awards have been granted under the Plan.

Cash Bonus Rights

The Plan Committee may grant cash bonus rights under the Plan either outright or in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and (iv) shares issued under the Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised. The amount of the bonus is determined by multiplying the excess of the total fair market value of the shares acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. Bonus rights granted in connection with an SAR entitle the holder to a cash bonus when the SAR is exercised, that is determined by multiplying the amount received upon exercise of the SAR by the applicable bonus percentage. Bonus rights granted in connection with stock bonuses entitle the recipient to a cash bonus, in an amount determined by the Plan Committee, either at the time the stock bonus is awarded or upon the lapse of any restrictions to which the stock is subject. No bonus rights have been granted under the Plan.

Non-Assignability of Plan Awards

No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or the laws of descent or pursuant to a qualified domestic relations order as defined in the Code.

Changes in Capital Structure

The Plan provides that if the outstanding common stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Plan Committee in the number and kind of shares available for grants under the Plan. In addition, the Plan Committee will make appropriate adjustments in the number and kind of shares as to which outstanding options will be exercisable. In the event of a merger, consolidation or other fundamental corporate transformation, the Board may, in its sole discretion, permit outstanding options to remain in effect in accordance with their terms; to be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or to be exercised, to the extent then exercisable, during a period prior to the consummation of the transaction established by the Plan Committee or as may otherwise be provided in the Plan.

Tax Consequences

The following description addresses the federal income tax consequences of the Plan. Although the Company believes the following statements are correct based on existing provisions of the Code and legislative history and administrative and judicial interpretations thereof, no assurance can be given that changes will not occur which would modify such statements. Also, such statements are intended only to provide basic information. Each Plan participant should consult his or her own tax advisor concerning the tax consequences of participation in the Plan because individual financial and federal tax situations may vary, and state and local tax considerations may be significant.

Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset held for more than one year. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or the exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO until the option is exercised. When the NSO is exercised, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

An employee who receives stock in connection with the performance of services will generally realize income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no election under Section 83(b) of the Code is filed within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold employment taxes on the amount of the income the employee recognizes. A participant who receives a cash bonus right under the Plan generally will recognize income equal to the amount of any cash bonus paid at the time of receipt of the bonus, and the Company generally will be entitled to a deduction equal to the income recognized by the participant.

Section 162(m) of the Code limits to $1 million per person the amount the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Under proposed regulations, compensation received through the exercise of an option or SAR will not be subject to the $1 million limit if the option or SAR and the plan pursuant to which it is granted meet certain requirements. The currently applicable requirements are that the option or SAR be granted by a committee of at least two disinterested directors and that the exercise price of the option or the SAR be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes compensation received on exercise of options and SARs granted under the Plan in compliance with the above requirements will not be subject to the $1 million deduction limit.

Amendments to Plan

The Plan Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, including in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plan or to comply with stock exchange rules or requirements.

Although the Plan allows for grants to executive officers, directors, and employees, no new grants are currently contemplated.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (the Revised 1997 Stock Option Plan)	6,324,212		$5.14	395,326	(1)
Equity compensation plans not approved by security holders	686,001	(2)	$5.09	N/A
Total	7,010,213			395,326	(3)

(1)
Assumes approval by shareholders of the amendment to the Company’s Revised 1997 Stock Option and Incentive Plan proposed herein, to increase the number of shares issuable under the Plan from 7,000,000 to 7,500,000.

(2)	Consists of options issued to outside, independent consultants, not issued pursuant to the plan.
(3)
Total reflects only the shares remaining under the Company’s Revised 1997 Stock Option and Incentive Plan, assuming shareholder approval of the increase of shares issuable under the Plan from 7,000,000 to 7,500,000 as proposed herein.

THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION PLAN.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and has not been informed that any other person intends to present, a matter for action at the 2002 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

ANNUAL REPORT

COPIES OF THE COMPANY’S REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2001 (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY—ATTENTION: PETER P. HAUSBACK, SECRETARY, 490 North Wiget Lane, Walnut Creek, California 94598. A request for a copy of the Company’s Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Company on July 9, 2002. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

A copy of the Company’s 2002 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2003 Annual Meeting of Shareholders must be received by the Company by December 15, 2002. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is timely received, and determine whether it is a proper proposal to present to the 2003 Annual Meeting.

MATERIAL INCORPORATED BY REFERENCE

The following financial and other information is incorporated by reference to the following sections of the Annual Report on Form 10-K of the Company for the 52 weeks ended December 29, 2001, as filed with the Securities and Exchange Commission: Item 8, the Company’s Consolidated Financial Statements and associated notes; and Item 7, Managements Discussion and Analysis of Financial Condition and Results of Operations.

The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board’s recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors

P. Hausback, Executive Vice President, CFO, and Secretary
Walnut Creek, CaliforniaPeter
July 15, 2002

PROXY
BriteSmile, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Reed and Peter P. Hausback and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on July 9, 2002, at the Annual Meeting of Shareholders to be held at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, CA 94549, on August 23, 2002, at 2:00 o’clock p.m., local time, or at any adjournment thereof.

1.    Election of Directors.

☐  FOR             ☐  WITHHOLD AS TO ALL             ☐  FOR ALL EXCEPT

(INSTRUCTIONS:    IF YOU MARK THE “FOR ALL EXCEPT” CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

John L. Reed    Anthony M. Pilaro    Gerald Poch    Bradford G. Peters
R. Eric Montgomery    Peter Schechter    Harry Thompson    Dr. Gaspar Lazzara, Jr.
Dennis F. Hightower    Bruce Fleming

2. To	approve and ratify the selection of Deloitte & Touche, LLP, as the Company’s independent auditors for the 52 weeks ending December 28, 2002.

☐  FOR             ☐  AGAINST             ☐  ABSTAIN

3. To
approve and ratify an amendment to the Company’s Revised 1997 Stock Option and Incentive Plan, pursuant to which the total number of shares of common stock issuable under the Plan has been increased from 7,000,000 to 7,500,000.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

4. In	their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, and 3.

DATE:

Signature

Signature of joint holder, if any

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE